EXHIBIT 10.08










                                               SUBORDINATED  NOTE

DATE:     December 2, 1996

AMOUNT:   $22,000

RATE:     9%

TERM:     2 YEARS


THIS AGREEMENT, dated December 2, 1996, between Donald F. Logan of 40 Undercliff Road, Trumbull, Connecticut 06611 (hereinafter referred to as "Logan") and Marine Management Systems, Inc. (hereinafter referred to as "MMS"), a Delaware Corporation having its chief executive office at 470 West Avenue, Stamford, Connecticut 06902,

                                   WITNESSETH:


1.   The Loan

     Pursuant to the terms of this Agreement, Logan does hereby loan $22,000 to MMS, the receipt of proceeds of which are hereby acknowledged. This loan is part of a series of loans made from MMS officers to MMS on this date in the aggregate amount of $166,000.

2.   Interest

     The principal balance of the loan shall bear interest at a per annum rate of 9%.

3.   Payment of Interest

     Interest will be paid quarterly in arrears, with first payment on March 2, 1997.

4.   Term of Loan

     The term of the loan is two years, subject to the terms and conditions of clauses 5 and 6 herein.



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Subordinated Note
December 2, 1996
Page 2


5.   Subordination of Note; Payment of Principal

     This Notes is subordinated to all loans now existing or to exist from People's Bank, Connecticut Innovations, Inc., as well as any other loans to the Company made from time to time, with the exception of the series of notes made on this date by certain officers of MMS totaling $166,000 and the prior notes held by Eugene Story and Robert D. Ohmes in the aggregate amount of $500,000. No principal may be paid on the Note without the prior approval of all parties with indebtedness Senior to this note.

6.   Collateral

     Subject to any prior liens, or collateral securing other indebtedness of MMS, as well as any outstanding security agreements, running in favor of third parties, the loan is secured by the general assets of MMS.


This loan agreement is entered into on this 2nd day of December, 1996.


MARINE MANAGEMENT SYSTEMS, INC.

BY:  /s/ Eugene D. Story                    /s/ Robert D. Ohmes
     ---------------------------            ----------------------------
       President                             Robert D. Ohmes